Exhibit 6

Execution Version

TERMINATION OF VOTING AGREEMENT

May 6, 2016

WHEREAS, the undersigned are parties to that certain Voting Agreement; dated as of November 6, 2013 (the “Voting Agreement”) that sets forth their agreement with respect to the voting for  members of the board of directors of The Container Store Group, Inc., a corporation organized under the laws of Delaware (the “Company”);

WHEREAS, capitalized terms used herein without definition shall have the meanings set forth in the Voting Agreement;

WHEREAS, the undersigned desire to terminate the Voting Agreement;

NOW, THEREFORE, the parties agree that the Voting Agreement is hereby terminated and shall be of no further force or effect; provided that each LGP Stockholder hereby agrees to vote all Shares owned or held of record by such LGP Stockholder at the annual meeting of the Company’s stockholders to be held in 2016 (the “2016 Annual Meeting”), in favor of, or to take all actions by written consent in lieu of any such 2016 Annual Meeting as are necessary, to cause the election of William A. “Kip” Tindell, III as a member of the Board of Directors to the extent such person is nominated for election as a Director by the Nominating and Corporate Governance Committee of the Board of Directors.

This termination agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and all of which shall be considered to be but one agreement and shall become a binding agreement when each party shall have executed one counterpart and delivered it to the other party hereto.

IN WITNESS WHEREOF, each of the undersigned has signed this termination agreement as of the date first above written:

By:	/s/ William A. “Kip” Tindell, III
Name: William A. “Kip” Tindell, III

By:	/s/ Sharon Tindell
Name: Sharon Tindell

By:	/s/Melissa Reiff
Name: Melissa Reiff

[Signature Page to Termination of Voting Agreement]

IN WITNESS WHEREOF, each of the undersigned has signed this termination agreement as of the date first above written:

GREEN EQUITY INVESTORS V, L.P.
By:	GEI Capital V, LLC,
its General Partner

By:	/s/ Tim Flynn
Name:	Tim Flynn
Title:	Partner

GREEN EQUITY INVESTORS SIDE V, L.P.
By:	GEI Capital V, LLC,
its General Partner

By:	/s/ Tim Flynn
Name:	Tim Flynn
Title:	Partner

TCS CO-INVEST LLC

By:	/s/ Tim Flynn
Name:	Tim Flynn
Title:	Partner

[Signature Page to Termination of Voting Agreement]